Exhibit 99.2

AZZ incorporated
Financial and Other Statistical Information
(unaudited)
($ in Thousand except per share amount)

	Actual Year to Date August 31, 2008	Projected Year Ended February 29, 2008
Net Sales:
Electrical and Industrial Products	$103,965	$230,000 to $235,000
Galvanizing Services	$99,253	$190,000 to $195,000
Total Sales	$203,218	$420,000 to $430,000

Diluted earnings per share	$1.74	$3.25 to $3.35

Net Sales by Market Segment:
Power Generation		55,000
Transmission and Distribution		125,000
Industrial		245,000
Total Company Sales		$425,000

Electrical and Industrial Products
Revenues by Industry:
Power Generation		20%
Transmission and Distribution		51%
Industrial		29%

Galvanizing Services
Revenues by Industry:
Electrical and Telecommunications		24%
OEM’s		21%
Industrial		29%
Bridge and Highway		5%
Petro Chemical		21%

Operating Margins:
Electrical and Industrial Products	17%	16.5% to 17.5%
Galvanizing Services	29%	26% to 27%

Cash Provided By (Used In)Operations	$12,593	$37,500
Capital Expenditures	$9,440	$12,500
Depreciation and Amortization of Intangible Assets and Debt Issue Cost	$6,865	$12,000
Total Bank Debt	$100,000	$100,000

Percent of Business By Segment:
Electrical and Industrial Products	51%	55%
Galvanizing Services	49%	45%